10f-3 REPORT

SALOMON BROTHERS SMALL CAP GROWTH FUND
April 1, 2000 through June 30, 2000


                    Trade                                   % of
Issuer              Date    Selling Dealer   Amount  Price  Issue(1)

Uticom               4/5/00 Lehman Brothers  $27,300 $13.00 0.11A
US Unwired          5/18/00 DLJ              271,700  11.00 0.31B
Centillium
 Communications     5/23/00 First Boston       5,700  19.00 0.01C
Charles River       6/23/00 DLJ               32,000  16.00 0.04D
Manufacturers Serv. 6/23/00 DLJ               32,000  16.00 0.04E
Capstone Turbine    6/29/00 Goldman Sachs     59,200  16.00 0.10F
Genuity             6/29/00 Morgan Stanley 2,063,600  11.00 0.15G
Mobile Telesystem   6/30/00 Deutsche Banc     32,250  22.00 0.03H
Netease             6/30/00 Merrill Lynch     17,050  16.00 0.06I


(1) Represents purchases by all affiliated funds; may not exceed
25% of the offering.

A - A total of 4,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $62,400.
B - A total of 25,000 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $275,000.
C - A total of 500 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $9,500.
D - A total of 4,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $76,800.
E - A total of 4,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $75,200.
F - A total of 9,200 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $147,200.
G - A total of 260,600 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $2,866,600.
H - A total of 3,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $79,550.
I - A total of 2,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $41,850.